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                                            TECO ENERGY, INC.                                  EXHIBIT 11
                                   COMPUTATIONS OF EARNINGS PER COMMON SHARE
     Year ended Dec. 31,                1994                       1993                  1992
                                                Fully                     Fully                   Fully
                                Primary       Diluted       Primary     Diluted     Primary     Diluted
                                Earnings     Earnings      Earnings    Earnings     Earnings   Earnings
     Income before
      cumulative effect of
      change in accounting
      principle (1)          $   153,177  $   153,177   $   150,308 $   150,308  $   149,028$   149,028
     Cumulative effect of
      change in accounting
      principle (1)                   --           --        11,228      11,228           --         --
     Net income (1)          $   153,177  $   153,177   $   161,536 $   161,536  $   149,028$   149,028

     Common shares
      outstanding at
      beginning of year(2)   115,621,008  115,621,008   114,965,602 114,965,602  114,219,144114,219,144
     Dividend reinvestment
      and common stock
      purchase plan:
       Shares issued(2)          266,955      266,955       173,524     173,524      170,642    170,642
     Stock option plans:
       Options exercised(2)       34,686       34,686       200,494     200,494      221,002    221,002
       Shares under option
        at end of year(2)             --    2,084,172            --   1,716,672           --  1,601,872
     Treasury shares which
      could be purchased(2)           --   (1,905,138)           --  (1,341,523)          -- (1,226,215)
     Average number of
      shares outstanding(2)  115,922,649  116,101,683   115,339,620 115,714,769  114,610,788 114,986,445

     Earnings per average
      common share outstanding:
       Before cumulative
       effect of change in
       accounting principle  $      1.32  $      1.32   $      1.30  $     1.30  $      1.30 $     1.30
       Cumulative effect of
       change in accounting
       principle                      --           --           .10         .10           --         --
     Earnings per average
       common share
       outstanding           $      1.32  $      1.32   $      1.40 $      1.40  $      1.30 $     1.30

     (1)  Thousands of dollars.
     (2)  Restated to reflect a two-for-one stock split on Aug. 30, 1993.
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